CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendments, as numbered below, to the registration statements on Form N-1A, (Registration Statements)with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which appear in such Registration Statements.

Fund	File No.	Date of Report	Post-Effective
			Amendment No.

Massachusetts	33-05416	July 8, 2013	36

Michigan	33-08923	July 9, 2013	36

Minnesota	33-08916	July 8, 2013	36

New Jersey	33-32550	July 9, 2013	27

Ohio	33-08924	July 8, 2013	36

Pennsylvania	33-28321	July 9, 2013	29

We also consent to the references to us under the headings Financial highlights and Auditors and Financial Statements in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 24, 2013